Joint Filer Information

NAME:  PWJ Funding LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: February 1, 2006

SIGNATURE:
/s/ Michael Weiss
------------------------------------------------
Michael Weiss, CFO of Prentice Capital Management, LP, its Manager


NAME: PWJ Lending LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: February 1, 2006


SIGNATURE:
/s/ Jonathan Duskin
------------------------------------------------
Jonathan Duskin, Managing Director


NAME: Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: February 1, 2006

SIGNATURE:
/s/ Michael Zimmerman
------------------------------------------------
Michael Zimmerman

NAME: WJ Acquisition Corp.

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: February 1, 2006

SIGNATURE:
/s/ Michael Weiss
------------------------------------------------
Michael Weiss, Vice President

NAME:  WJ Holding Corp.

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: February 1, 2006

SIGNATURE:
/s/ Michael Weiss
------------------------------------------------
Michael Weiss, Vice President